EXHIBIT 2.1

Agreement and Plan of Merger
by and among

H&H IMPORTS, INC.

a Florida corporation

TV GOODS ACQUISITION, INC.

a Florida corporation

and

TV GOODS HOLDING CORPORATION

a Florida corporation

APRIL 15, 2010

SCHEDULES:
SCHEDULE 1.05 Directors and Officers of Surviving Corporation
SCHEDULE 3.11 H&H Absence of Certain Changes
SCHEDULE 4.01 TV Goods Holding Qualifications
SCHEDULE 4.02(a) Subsidiaries
SCHEDULE 4.03(b) TV Goods Holding Capitalization
SCHEDULE 4.06 TV Goods Holding Related Party Contracts
SCHEDULE 4.10 Liabilities; Claims
SCHEDULE 4.11 TV Goods Holding Compensation
SCHEDULE 4.12 TV Goods Holding Absence of Certain Changes
SCHEDULE 4.18 TV Goods Holding Intellectual Property
SCHEDULE 4.18(b) TV Goods Holding Intellectual Property – Pending Claims
SCHEDULE 4.20 TV Goods Holding Adverse Officer and Director Information
SCHEDULE 4.22 TV Goods Holding Material Contracts
SCHEDULE 6.13 Voting Agreements

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”) is made this 15th day of April 2010, by and among H&H Imports, Inc., a Florida corporation (“H&H”), TV Goods Acquisition, Inc., a Florida corporation and wholly owned subsidiary of H&H (“NEWCO”) and TV Goods Holding Corporation, a Florida corporation (“TV Goods Holding”).

RECITALS

A.

TV Goods Holding is authorized to issue 500,000,000 shares of its common stock, par value $.0001 per share (“TV Goods Holding Common Stock”), of which 158.187,510 shares are issued and outstanding.  TV Goods Holding is also authorized to issue 20,000,000 shares of preferred stock, of which none are designated or outstanding.  TV Goods Holding has reserved 12,000,000 shares of its common stock, pursuant to the terms of its 2009 Stock Option Plan.

TV Goods Holding is conducting a private placement (“TV Goods Holding Private Placement”) to sell up to 15,000,000 Units or $1,500,000, each Unit consisting of: (i) one Share of Common Stock (the “TV Goods Offering Shares”) par value $0.0001 per share; (ii) one Series A Warrant to purchase one share of Common Stock exercisable at $0.15 per share; (iii) one Series B Warrant to purchase one share of Common Stock exercisable at $0.25 per share; and (iv) one Series C Warrant to purchase one share of Common Stock exercisable at $0.50 per share (the Series A Warrant, Series B Warrant and Series C Warrants, collectively the “TV Goods Offering Warrants”) at a price per Unit of $0.10; and in addition, TV Goods Holdings will issue placement agent warrants (“TV Goods Placement Agent Warrants”), to purchase at $0.10 per Unit, a number of Units equal to 10% of the Units sold under the TV Goods Holding Private Placement (the TV Goods Holding Offering Shares, TV Goods Holding Offering Warrants and TV Goods Placement Agent Warrants, together referred to as the “TV Goods Holding Private Placement Securities”).

TV Goods also has issued and outstanding Senior Working Capital Notes in the principal amount of approximately $750,000 (“TV Goods Senior Notes”), each TV Goods Senior Note convertible into shares of TV Goods Common Stock at 66.6% of the price per share of Common Stock of the TV Goods Offering Shares.  The TV Goods Senior Notes, TV Goods Offering Warrants and TV Goods Placement Agent Warrants are sometimes collectively referred to as the “TV Goods Conversion Securities”.

The outstanding shares of TV Goods Holding Common Stock, together with the TV Goods Holding Offering Shares are sometimes collectively referred to as the “Pre-Merger TV Goods Holding Shares”.

B.

H&H is authorized to issue 200,000,000 shares of common stock, par value $.001 per share (the “H&H Common Stock” or “H&H Common Shares”).  There are approximately 5,562,500 shares of common stock issued and outstanding.  H&H is authorized to issue 10,000,000 shares of preferred stock, none of which are issued or outstanding.  There are no outstanding options and warrants to purchase shares of H&H Common Stock.

C.

NEWCO is a wholly owned subsidiary of H&H and is authorized to issue 1,000 shares of common stock, par value $.001 (referred to as the “NEWCO Shares”), all of which are issued and outstanding and owned by H&H.

D.

The respective Boards of Directors of H&H, NEWCO and TV Goods Holding (the “Constituent Companies”) deem it advisable and in the best interests of each of the Constituent Companies, and their respective stockholders, to effect a merger transaction in which NEWCO will merge with and into TV Goods Holding, with TV Goods Holding remaining as the surviving corporation and a wholly-owned subsidiary of H&H (the “Merger”).  In exchange for shares of TV Goods Holding Common Stock, holders of Pre-Merger TV Goods Holding Shares will be entitled to receive such number of shares of H&H Common Stock representing approximately 98% of the outstanding H&H Common Stock on a non diluted basis after giving effect to the Merger.  Upon completion of the Merger, H&H will cease all of its current remaining operations and will adopt and continue implementing the business of TV Goods Holding as described in the TV Goods Holding Private Placement.

E.

The Merger, for Federal income tax purposes, shall be intended to be a tax-free reorganization as described in the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Constituent Companies hereby make, adopt and approve this Agreement and prescribe the terms and conditions of the Merger of NEWCO with and into TV Goods Holding and the mode of carrying the Merger into effect as follows:

ARTICLE I.
THE MERGER

Section 1.01

The Merger

Subject to the terms and conditions of this Agreement, and in accordance with the Florida Business Corporation Act (“FBCA”), NEWCO will be merged with and into TV Goods Holding.  TV Goods Holding shall be the surviving company (hereinafter referred to as TV Goods Holding or the “Surviving Company”).  The separate existence and corporate organization of NEWCO, except insofar as it may be continued by statute, shall cease and TV Goods Holding shall become a wholly owned subsidiary of H&H.

Section 1.02

Closing Date

Subject to the provisions of Articles V, VI, VII, and VIII, the closing of the Merger (the “Closing”) shall take place no later than the second business day after the date on which each of the conditions set forth in Articles V, VI and VII (other than those conditions that by their nature are to be satisfied at the Closing but subject to such conditions) have been satisfied or waived, in writing, by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as H&H, NEWCO and TV Goods Holding may, in writing, mutually agree.  The date on which the Closing actually occurs is herein referred to as the “Closing Date.”

Section 1.03

Effective Date

Subject to the terms and conditions of this Agreement, the Merger shall become effective upon the filing of a Certificate of Merger with the Florida Secretary of State (the “Effective Date”).

Section 1.04

Articles of Incorporation and Bylaws of Surviving Corporation

The Articles of Incorporation of TV Goods Holding, as in effect immediately prior to the Effective Date, shall constitute and shall continue in full force and effect as the Articles of Incorporation of the Surviving Company unless and until amended in accordance with the FBCA.  The Bylaws of TV Goods Holding, as in effect immediately prior to the Effective Date, shall constitute and shall continue to be the Bylaws of the Surviving Company unless and until altered, amended or repealed in the manner provided by the FBCA, the Articles of Incorporation or said Bylaws.

Section 1.05

Directors and Officers of Surviving Corporation

The executive officers and directors of the Surviving Corporation shall be as set forth on Schedule 1.05 and will hold office from and after the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law or until their earlier resignation or removal.

Section 1.06

Rights and Liabilities of Surviving Corporation in Merger

On and after the Effective Date, TV Goods Holding, as the surviving corporation of the Merger, shall succeed to and possess, without further act or deed, all of the rights, and all of the property, real, personal, and mixed, of NEWCO; and all debts, liabilities and duties of NEWCO shall thenceforth attach to TV Goods Holding and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

Section 1.07

Further Assurances

If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of NEWCO acquired as a result of the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of NEWCO, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of NEWCO, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation.

ARTICLE II.
CONVERSION OF SECURITIES

Section 2.01

Treatment of the Pre-Merger TV Goods Holding Shares

On the Effective Date, each Pre-Merger TV Goods Holding Share shall be converted into and exchangeable for one share of H&H Common Stock on the Effective Date.  Each share of H&H Common Stock shall be fully paid and non-assessable and contain a legend restricting the transfer thereof in accordance with applicable securities laws.  All Pre-Merger TV Goods Holding Shares shall then be canceled and retired, and each certificate representing Pre-Merger TV Goods Holding Shares shall thereafter (i) represent only the right to receive H&H Common Stock issuable in exchange for such Pre-Merger TV Goods Holding Shares upon the surrender of such certificates; and (ii) entitle the holder thereof to vote with respect to, and receive dividends, if any, on such number of shares of H&H Common Stock which such holder is entitled to receive in exchange for such certificates, provided that dividends, if any, shall be paid to such holder, without interest, only upon surrender of certificates.

Section 2.02

Treatment of TV Goods Holding Offering Warrants and TV Goods Placement Agent Warrants

Every TV Goods Holding Offering Warrant and TV Goods Placement Agent Warrant issued and outstanding immediately prior to the Effective Date of the Merger shall be converted into the right to receive a warrant of H&H based upon the exchange ratio of the TV Goods Holding Common Shares and at a purchase price to be adjusted to reflect the terms of the exchange.

Section 2.03

Treatment of TV Goods Holding Senior Notes

Unless otherwise converted prior to the Effective Date, every TV Goods Senior Note issued and outstanding immediately prior to the effective date of the Merger may be converted into H&H Common Stock based upon the exchange ratio of the TV Goods Holding Common Shares and at a conversion price to be adjusted to reflect the terms of the exchange.

Section 2.04

Treatment of NEWCO Shares

Each issued and outstanding share of common stock of NEWCO held by H&H immediately prior to the Effective Date will be converted into and become one validly issued, fully paid and non-assessable share of common stock of TV Goods Holding.

Section 2.05

Ownership/Voting Rights of Pre-Merger TV Goods Holding Shares

On and after the Effective Date and until surrendered for exchange, each outstanding certificate that immediately prior to the Effective Date represented Pre-Merger TV Goods Holding Shares (except Dissenting Shares) shall be deemed for all purposes, to evidence ownership of and represent the number of whole H&H Common Stock into which such Pre-Merger TV Goods Holding Shares are convertible pursuant to Section 2.01 above.  The record holder of each such outstanding certificate representing Pre-Merger TV Goods Holding Shares shall, after the Effective Date, be entitled to vote the H&H Common Stock into which such Pre-Merger TV Goods

Holding Shares shall have been converted or are convertible on any matters on which the holders of record of the H&H Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote.  In any matters related to such certificates of Pre-Merger TV Goods Holding Shares, H&H may conclusively rely upon the record of stockholders maintained by H&H containing the names and addresses of the holders of record of Pre-Merger TV Goods Holding Shares on the Effective Date.

Section 2.06

Dissenting Shares

Pre-Merger TV Goods Holding Shares held by stockholders of TV Goods Holding who have properly exercised and preserved appraisal rights with respect to those shares (“Dissenting Shares”) in accordance with Section 607.1321 of the FBCA shall not be converted into or represent a right to receive H&H Common Shares pursuant to Section 2.05 above, but the holders thereof shall be entitled only to such rights as are granted by Section 607.1302 of the FBCA.  Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 607.1302 of the FBCA shall receive payment therefore from TV Goods Holding, as the surviving corporation, in accordance with such laws; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section  of the FBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Date, into and represent the right to receive payment from H&H of H&H Common Shares as provided in Section 2.03 above.

Section 2.07

Exchange Procedures

(a)

H&H shall authorize its transfer agent, or other such transfer agent as agreed to by the Parties, to act as exchange agent hereunder (the “Exchange Agent”) for the purposes of exchanging certificates representing Pre-Merger TV Goods Holding Shares or TV Goods Conversion Securities for shares of H&H Common Stock or H&H warrants or H&H senior notes.

(b)

Promptly after the Effective Date, the Exchange Agent shall mail or cause to be mailed to each record holder of Pre-Merger TV Goods Holding Shares or TV Goods Conversion Securities, as of the Effective Date, a letter of transmittal and instructions for use in effecting the surrender of the certificates representing said Pre-Merger TV Goods Holding Shares or TV Goods Conversion Securities (the “Certificates”) for exchange therefor.

(c)

Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of H&H Common Stock which such holder has the right to receive under Section 2.05 and such Certificate shall forthwith be canceled.  If any such shares are to be issued to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

(d)

Any portion of the H&H Common Stock made available to the Exchange Agent pursuant to this Section 2.07 that remains unclaimed by the holders of Pre-Merger TV Goods Holding Shares 12 months after the date on which Certificates representing such Pre-Merger TV Goods Holding Shares were deposited with the Exchange Agent shall be returned to H&H, upon demand, and any such holder who has not exchanged his, her or its Pre-Merger TV Goods Holding Shares in accordance with this Section 2.07 prior to that time shall thereafter look only to H&H for his, her or its claim for H&H Common Stock, any cash in lieu of fractional shares and certain dividends or other distributions.  Neither H&H nor NEWCO shall be liable to any holder of Pre-Merger TV Goods Holding Shares with respect to any H&H Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e)

If any Certificate representing Pre-Merger TV Goods Holding Shares or TV Goods Conversion Securities shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by H&H, the posting by such person of a bond in such reasonable amount as H&H may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration payable under Section 2.05 taking account for any stock dividend, stock split or other such action relating to the H&H Common Shares.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF H&H AND NEWCO

H&H and NEWCO jointly and severally represent, warrant and covenant as follows, except to the extent set forth on the corresponding sections of the Schedule of exceptions attached hereto and made a part hereof:

Section 3.01

Organization

H&H is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and NEWCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  H&H owns directly all of the outstanding capital stock of NEWCO.  Each of H&H and NEWCO has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Each of H&H and NEWCO is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of H&H and would not delay or prevent the consummation of the transactions contemplated hereby (a “H&H Material Adverse Effect”).  H&H previously has delivered, or provided access to TV Goods Holding, accurate and complete copies of its Articles of Incorporation and Bylaws, and NEWCO's Articles of Incorporation and Bylaws, each as currently in effect.  Neither of H&H nor NEWCO is in violation of any terms of its Articles of Incorporation or Bylaws.

Section 3.02

Subsidiaries

H&H has, and on the Effective Date will have, no subsidiaries, except for NEWCO, nor does it own any direct or indirect interest in any other business entity.

Section 3.03

Capitalization

(a)

H&H is authorized to issue 200,000,000 shares of capital stock of which there are 5,562,500 common shares issued and outstanding; and 10,000,000 shares of preferred stock authorized, of which none are issued or outstanding.  On the Effective Date, there will be issued and outstanding no more than 5,562,500 shares of H&H Common Stock, all of which will be validly issued, fully paid and nonassessable.  Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire H&H Shares or any issued or outstanding securities of any nature convertible into H&H Shares.  There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding, which restricts, limits or otherwise affects the right to vote any H&H Shares.

(b)

The authorized capital stock of NEWCO consists of 1,000 shares of common stock, $.0001 par value, of which one hundred (100) are issued and outstanding and are validly issued, fully paid and nonassessable.  All such shares are issued to H&H.  As of the date hereof, there are no outstanding NEWCO stock options or warrants or any other rights entitling any person  to purchase capital stock of NEWCO.

Section 3.04

Authority

Each of H&H and NEWCO has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the stockholders of H&H, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of H&H and NEWCO and by H&H as the sole stockholder of NEWCO, and no other corporate proceedings on the part of H&H or NEWCO are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by each of H&H and NEWCO and, assuming this Agreement constitutes a legal, valid and binding agreement of TV Goods Holding, constitutes a legal, valid and binding agreement of H&H and NEWCO, as the case may be, enforceable against each of them in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Section 3.05

No Violations: Consents and Approvals

(a)

H&H Stockholders.  No vote of the stockholders of H&H is required by Law, the Articles of Incorporation or Bylaws of H&H or otherwise in order for H&H to consummate the Merger and the transactions contemplated hereby.

(b)

Contracts and Material Agreements.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by H&H and NEWCO with any of the provisions hereof conflicts with, violates or results in any breach of (i) any contract, agreement, instrument or understanding to which H&H or NEWCO is a party or by which H&H, NEWCO or any of their respective assets or properties is bound; or (ii) any law, judgment, decree, order, statute, rule or regulation of any jurisdiction or governmental authority (a “Law”) applicable to H&H or NEWCO or any of their respective assets or properties, excluding from the foregoing clauses conflicts, violations or breaches which, either individually or in the aggregate, would not have an H&H Material Adverse Effect or materially impair H&H's or NEWCO's ability to consummate the transactions contemplated hereby or for which H&H or NEWCO has received or, prior to the Merger, shall have received appropriate consents or waivers.

(c)

Governmental Entities.  No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by H&H or NEWCO in connection with the execution and delivery of the Agreement or the consummation by H&H or NEWCO of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) the filing of the Certificate of Merger with the Secretary of State of Florida; and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have an H&H Material Adverse Effect, or materially impair the ability of H&H or NEWCO to perform its obligations hereunder.

Section 3.06

Related Party Transactions

Except as set forth in the SEC Reports (defined below) and as contemplated by this Agreement, as of  Closing there are no loans, leases, commitments, arrangements of any kind or nature outstanding between H&H and any officer or director of H&H, or any Person related to or affiliated with any officer or director of H&H.

Section 3.07

SEC Reports; Financial Statements

H&H has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since June 30, 2008 (together “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of H&H included in the SEC Reports (“H&H Financial Statements”) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements were prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the H&H as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  There has been no change in H&H accounting policies since June 30, 2008 except as described in the notes to H&H Financial Statements.  Each required form, report and document containing financial statements has been filed with or submitted to the SEC since June 30, 2008 was accompanied by the certifications required to be filed or submitted by H&H’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

Section 3.08

Title to Assets

H&H was, on the date of its most recent H&H Financial Statements, the owner of its inventory as set forth in such H&H Financial Statements and has good and marketable title thereto.

Section 3.09

Accounts Receivable

The accounts receivable set forth in the H&H Financial Statements represent amounts due for goods sold or services rendered by H&H in the ordinary course of business and, except as reserved for in the H&H Financial Statements, H&H believes are collectable in the ordinary course of business, without any claims by the obligor for set-off, deductions or counterclaims.

Section 3.10

Liabilities; Claims

Except as and to the extent set forth in the latest H&H  SEC Reports, neither H&H nor any of its subsidiaries had at the date of the latest balance sheet filed with the SEC any liabilities required by generally accepted accounting principles to be reflected on a consolidated balance sheet of H&H and its subsidiaries.  Except as and to the extent set forth in such H&H SEC Reports, since such date neither H&H nor any of its subsidiaries has incurred any liabilities material to the business, operations or financial condition of H&H and its subsidiaries taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

Section 3.11

Absence of Certain Changes

Since February 28, 2010, H&H has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have an H&H Material Adverse Effect.  Without limiting the generality of the foregoing, except as set forth on Schedule 3.11 or in the H&H SEC Documents, since February 28, 2010, there has not been with respect to H&H or NEWCO any:

(a)

sale or disposition of any material asset other than inventory in the ordinary course;

(b)

payment of any dividend, distribution or other payment to any stockholder of H&H or to any relative of any such stockholder other than payments of salary and expense reimbursements made in the ordinary course of business, consistent with past practice, for employment services actually rendered or expenses actually incurred;

(c)

incurrence or commitment to incur any liability individually or in the aggregate material to H&H, except such liabilities under H&H's existing credit facilities and liabilities incurred in connection with the Merger;

(d)

waiver, release, cancellation or compromise of any indebtedness owed to H&H or claims or rights against others, exceeding $5,000 in the aggregate;

(e)

any change in any accounting method, principle or practice except as required or permitted by generally accepted accounting principles; or

(f)

unusual or novel method of transacting business engaged in by H&H or any change in H&H's accounting procedures or practices or its financial or equity structure.

Section 3.12

Finder's Fees

Neither H&H nor NEWCO nor any of H&H's affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

Section 3.13

Compliance With Laws

Neither H&H nor NEWCO is conducting or has conducted its business in violation of any Law, including without limitation, any law pertaining to environmental protection, occupational health or safety, or employment practices, except any law the violation of which would not have an H&H Material Adverse Effect.

Section 3.14

Legal Proceedings

Except as set forth in the H&H SEC Documents, there is no claim, litigation, investigation or proceeding by any person or governmental authority pending or, to H&H's knowledge threatened, against H&H or NEWCO which would have an H&H Material Adverse Effect.  There are no pending or, to H&H's knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of H&H or NEWCO or any of their respective predecessors of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such litigation which would not have a H&H Material Adverse Effect.

Section 3.15

Employee Benefits

H&H has not authorized any employee welfare plans or any equity compensation plans, nor has its Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Section 3.16

Taxes

Except as set forth on Schedule 3.16, all federal, state, county and local income, excise, property or other tax returns required to be filed by H&H have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefor has been provided for in the H&H Financial Statements.  The federal income tax returns and state and foreign income tax returns of H&H have not been audited by the Internal Revenue Service (“IRS”) or any other taxing authority within the past five years.  Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to H&H or any of its operations or businesses.  There are no pending, or to the knowledge of H&H threatened, tax claims or assessments, and there are no pending, or to the knowledge of H&H threatened, tax examinations by any taxing authorities.  H&H has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of H&H for any year.

Section 3.17

Intellectual Property

H&H has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor.  H&H has no knowledge of any infringements by H&H of any third party's intellectual property.

Section 3.18

Absence of Certain Business Practice

Neither H&H nor any directors, officers, agents or employees of H&H (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

Section 3.19

Issuances of Securities

Except as set forth in the SEC Reports, H&H has not issued or committed itself to issue, and prior to the Effective Date will not issue or commit itself to issue, any H&H Shares or any options, rights, warrants or other securities convertible into H&H Shares, except as contemplated by this Agreement.

Section 3.20

Officer and Director Information

The information about the H&H officers and directors set forth in the H&H SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

Section 3.21

Over-the-Counter Bulletin Board Quotation

H&H Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTC BB”).  There is no action or proceeding pending or, to H&H’s knowledge, threatened against H&H by Nasdaq or Financial Industry Regulation Authority, Inc. (“FINRA”) with respect to any intention by such entities to prohibit or terminate the quotation of H&H Common Stock on the OTC BB.

Section 3.22

Full Disclosure

To the knowledge of H&H, none of the information supplied or to be supplied by or about H&H to TV Goods Holding concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF TV GOODS HOLDING

TV Goods Holding represents, warrants and covenants as follows, except to the extent set forth on the corresponding sections of the Schedule of exceptions attached hereto and made a part hereof:

Section 4.01

Organization and Business

(a)

TV Goods Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  TV Goods Holding is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, as indicated on Schedule 4.01, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of TV Goods Holding and would not delay or prevent the consummation of the transactions contemplated hereby (a “TV Goods Holding Material Adverse Effect”).

(b)

TV Goods Holding previously has delivered or provided access to H&H accurate and complete copies of TV Goods Holding's Articles of Incorporation and Bylaws, each as currently in effect.  The corporate minute books of TV Goods Holding are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting.  All actions by TV Goods Holding, which required director or stockholder approval, are reflected on the corporate minute books of TV Goods Holding.  TV Goods Holding is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or Bylaws.

(c)

TV Goods Holding owns and operates the business described on the website, www.tvgoods.com,  and described in the Memorandum related to the TV Goods Holding Private Placement.

Section 4.02

Subsidiaries

(a)

Schedule 4.2(a) sets forth the names of each of the Company’s subsidiaries (“Subsidiaries”) and shows for each such Subsidiary: (i) its jurisdiction of organization and each other jurisdiction in which it is qualified to do business; (ii) the authorized and outstanding capital stock or other ownership interests of each Subsidiary; and (iii) the identity of and number of shares of such capital stock or other ownership interests owned of record by each holder thereof.  Except as set forth on Schedule 4.2(a), (i) the Company has no Subsidiaries and (ii) the Company does not own any capital stock or other securities of any other corporation, limited liability company, general or limited partnership, firm, association or business organization, entity or enterprise.

(b)

Each Subsidiary is duly organized, validly existing and in good standing in its jurisdiction of organization, with all requisite corporate, partnership, membership or limited liability company power, as the case may be, to own, lease and operate its property and to carry on its business as now being conducted.

(c)

There are no issued or outstanding shares of capital stock of any Subsidiary, (i) no shares of capital stock of any Subsidiary are held in treasury and (ii) there are no subscriptions, options, “phantom” stock rights, stock appreciation rights, warrants or other rights entitling any Person to acquire or otherwise receive from any Subsidiary any shares of capital stock or securities of such Subsidiary convertible into or exchangeable for capital stock of such Subsidiary (collectively, the “Subsidiary Securities”).  There are no contracts, agreements, or arrangements relating to the grant, issuance, repurchase, redemption or other acquisition by any Subsidiary of any Subsidiary Securities.

Section 4.03

Capitalization

(a)

TV Goods Holding is authorized to issue 500,000,000 shares of TV Goods Holding Common Stock, par value $.0001 per share, of which 158,187,510 shares are issued and outstanding.  TV Goods Holding is also authorized to issue 20,000,000 shares as preferred stock, of which none have been designated or issued.  TV Goods Holding is conducting a private placement (“TV Goods Holding Private Placement”) to sell up to 15,000,000 Units or $1,500,000, each Unit consisting of: (i) one Share of Common Stock (the “TV Goods Offering Shares”) par value $0.0001 per share; (ii) one Series A Warrant to purchase one share of Common Stock exercisable at $0.15 per share; (iii) one Series B Warrant to purchase one share of Common Stock exercisable at $0.25 per share; and (iv) one Series C Warrant to purchase one share of Common Stock exercisable at $0.50 per share (the Series A Warrant, Series B Warrant and Series C Warrants, collectively the “TV Goods Offering Warrants”) at a price per Unit of $0.10; and in addition, TV Goods Holdings will issue placement agent warrants (“TV Goods Placement Agent Warrants”), to purchase at $0.10 per Unit, a number of Units equal to 10% of the Units sold under the TV Goods Holding Private Placement (the TV Goods Holding Offering Shares, TV Goods Holding Offering Warrants and TV Goods Placement Agent Warrants, together referred to as the “TV Goods Holding Private Placement Securities”)   TV Goods Holding has reserved 12,000,000 shares of its common stock, pursuant to the terms of its 2009 Stock Option Plan.

(b)

Except as set forth on Schedule 4.03(b), at the Effective Date, there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating TV Goods Holding to issue, transfer or sell any shares of capital stock of TV Goods Holding or any other securities convertible into or evidencing the right to subscribe for any such shares.  TV Goods Holding is not subject to any obligation to repurchase or otherwise acquire any shares of its capital stock or other similar interest.  All issued and outstanding TV Goods Holding Shares are, and all TV Goods Holding Shares issued and outstanding at the Effective Date shall be, duly authorized and validly issued, fully paid and non-assessable and subject to the terms of this Agreement free from all liens, charges, claims, preemptive or similar rights and encumbrances.  All issued and outstanding shares of TV Goods Holding have not been issued in violation of any applicable federal or state securities or blue-sky laws.  No Person has any right of first refusal, right of participation, or any similar right with respect to disposition of the Pre-Merger TV Goods Holding Shares.

Section 4.04

Authority

TV Goods Holding has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the Merger and the adoption of this Agreement by TV Goods Holding's stockholders, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by TV Goods Holding's Board of Directors and the Stockholders and, except for the requisite approval of the Merger and the adoption of this Agreement by TV Goods Holding's stockholders, no other corporate proceedings on the part of TV Goods Holding are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  TV Goods Holding's Board of Directors has determined that the transactions contemplated by this Agreement, including the Merger, are in the best interests of TV Goods Holding and its stockholders and have determined to recommend to such stockholders that they vote in favor of this Agreement and the consummation of the transactions contemplated hereby, including the Merger.  This Agreement has been duly and validly executed and delivered by TV Goods Holding and, assuming this Agreement constitutes a legal, valid and binding agreement of H&H, constitutes a legal, valid and binding agreement of TV Goods Holding, enforceable against it in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Section 4.05

No Violations; Consents and Approvals

(a)

TV Goods Holding Stockholders.  The agreement of the holders of a majority of the outstanding TV Goods Holding voting stock is required to approve the Merger.  No other vote of the stockholders of TV Goods Holding is required by Law, the Articles of Incorporation or Bylaws of TV Goods Holding or otherwise in order for TV Goods Holding to consummate the Merger and the transactions contemplated hereby. All the holders of capital stock of TV Goods Holding as of the date hereof are, and as of the Effective Date will be, “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (“Accredited Investors”). Schedule 4.05 sets forth the basis on which such determination was made as to each such stockholder.

(b)

Contracts and Material Agreements.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by TV Goods Holding with any of the provisions hereof conflicts with, violates or results in any breach of (i) any contract, agreement, instrument or understanding to which TV Goods Holding is a party, or by which TV Goods Holding or any of its assets or properties is bound; or (ii) subject to the requisite approval of TV Goods Holding's stockholders, any Law applicable to TV Goods Holding or any of its respective assets or properties, excluding from the foregoing clauses conflicts, violations or breaches which, either individually or in the aggregate, would not have a TV Goods Holding Material Adverse Effect or materially impair TV Goods Holding's ability to consummate the transactions contemplated hereby.

(c)

Governmental Entities.  No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by TV Goods Holding in connection with the execution and delivery of the Agreement or the consummation by TV Goods Holding of the transactions contemplated hereby, except (i) the filing of the appropriate merger documents with the Secretary of State of Florida; and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a TV Goods Holding Material Adverse Effect, or materially impair the ability of TV Goods Holding to perform its obligations hereunder.

(d)

TV Goods Holding will take all corporate and other action and use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated by this Agreement.

Section 4.06

Related Party Contracts

Except as set forth on Schedule 4.06, there are, and on the Effective Date there will be, no loans, leases, agreements, arrangements understandings or TV Goods Holding Contracts outstanding between TV Goods Holding and any of its officers, directors or affiliates or any Person related to or affiliated with any such officers or directors.

Section 4.07

Financial Statements

Prior to the Effective Date TV Goods Holding shall furnish H&H with a true and complete copy of the audited balance sheets of TV Goods Holding as of March 31, 2010, and the related consolidated audited statements of income and statements of cash flow of TV Goods Holding for the period ended March 31, 2010 (“TV Goods Holding Audits”) (“TV Goods Holding Financial Statements”).  The TV Goods Holding Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of TV Goods Holding, at the dates and for the respective periods to which they apply.  All such TV Goods Holding Audits have been audited by Lake & Associates, CPA’s and (i) are accompanied by Lake & Associates, CPA's audit report; (ii) were prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods involved (“GAAP”); and (iii) have been adjusted for all normal and recurring accruals.

Section 4.08

Title to Assets

TV Goods Holding, has, and on the Effective Date will have, good and marketable title to all of its furniture, fixtures, equipment, inventory and other assets owned by TV Goods Holding, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.  TV Goods Holding was, on the date of its most recent TV Goods Holding Financial Statements, the owner of its inventory as set forth in such TV Goods Holding Financial Statements and has good and marketable title thereto.

Section 4.09

Accounts Receivable

The accounts receivable set forth in the TV Goods Holding Financial Statements represent amounts due for goods sold or services rendered by TV Goods Holding in the ordinary course of business and, except as reserved for in the TV Goods Holding Financial Statements, TV Goods Holding believes are collectable in the ordinary course of business, without any claims by the obligor for set-off, deductions or counterclaims.

Section 4.10

Liabilities; Claims

Except as set forth on Schedule 4.10, there are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against TV Goods Holding (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since March 31, 2010; (ii) taxes accrued on earnings since March 31, 2010 which are not yet due or payable; or (iii) other liabilities which do not exceed $100,000 in the aggregate.

Section 4.11

Compensation; Loans and Distributions

Except as set forth on Schedule 4.11, since March 31, 2010, there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers, members of executive management or directors of TV Goods Holding; (ii) no loans made to or any other transactions with any of the officers, members of executive management or directors of TV Goods Holding or their families or affiliates; and (iii) no dividends or other distributions declared or paid by TV Goods Holding to any officer, member of executive management, director or their families or affiliates.

Section 4.12

Absence of Certain Changes

Since March 31, 2010, and except as set forth on Schedule 4.12, TV Goods Holding and its Subsidiaries have been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have an TV Goods Holding Material Adverse Effect.

Section 4.13

Finder's Fees

Neither TV Goods Holding nor any of TV Goods Holding's affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

Section 4.14

Compliance With Laws

TV Goods Holding is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any governmental entity necessary for TV Goods Holding to own, lease and operate its properties or otherwise to carry on its business as it is now being conducted (collectively the “TV Goods Holding Permits”), except where the failure to be in possession of any such TV Goods Holding Permit would not have a TV Goods Holding Material Adverse Effect. As of the date of this Agreement, none of the TV Goods Holding Permits have been suspended or canceled nor is any such suspension or cancellation pending or, to the knowledge of TV Goods Holding, threatened, nor has TV Goods Holding received from any governmental entity any written notification with respect to possible conflicts, defaults or violations of laws in respect of such TV Goods Holding Permits, except in each case, where it would not have a TV Goods Holding Material Adverse Effect.  TV Goods Holding is not in conflict with, or in default or violation of (i) any law applicable to TV Goods Holding or by which any property or asset of TV Goods Holding is bound or affected except where any such conflict, default or violation would not have a TV Goods Holding Material Adverse Effect; or (ii) any TV Goods Holding Permits except where any such conflict, default or violation would not have an TV Goods Holding Material Adverse Effect.

Section 4.15

Legal Proceedings

There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to TV Goods Holding's knowledge, threatened, directly or indirectly involving TV Goods Holding, its subsidiaries, or its officer, directors, employees or affiliates, individually or in the aggregate, in which an unfavorable determination could result in suspension or termination of TV Goods Holding's business or authority to conduct such business in any jurisdiction or could result in the payment by TV Goods Holding of more than $25,000, or challenging the validity or propriety of the transactions contemplated by this Agreement.  TV Goods Holding is not a Party to any order, judgment or decree, which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of TV Goods Holding.

Section 4.16

Employee Benefits

Except as otherwise provided under the TV Goods Holding Private Placement, TV Goods has not authorized any employee welfare plans or any equity compensation plans, nor has its Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Section 4.17

Taxes

All federal, state, county and local income, excise, property and other tax returns required to be filed by TV Goods Holding and its Subsidiaries, are true and correct in all material respects and have been timely filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the TV Goods Holding Financial Statements.  The federal income tax returns and state and foreign income tax returns of TV Goods Holding have not been audited by the IRS or any other taxing authority within the past five years.  Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to TV Goods Holding or any of its operations or businesses.  There are no pending, or to the knowledge of TV Goods Holding, threatened, tax claims or assessments, and there are no pending, or to the knowledge of TV Goods Holding, threatened, tax examinations by any taxing authorities.  TV Goods Holding has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of TV Goods Holding for any year.

Section 4.18

Intellectual Property

(a)

Set forth on Schedule 4.18 is a true and complete list of all material proprietary technology, patents, trademarks, trade names, service marks and registered copyrights (and all pending applications or current registrations for any of the foregoing), and all licenses granted to TV Goods Holding by third Parties of patent rights, trademark rights, trade name rights and service mark rights, used by TV Goods Holding in the conduct of its business, together with trade secrets and know how used in the conduct of its business (“TV Goods Holding Intellectual Property Rights”).  TV Goods Holding owns, or has validly licensed or otherwise has the right to use or exploit, as currently used or exploited, and as contemplated to be used and exploited in the future, all of the TV Goods Holding Intellectual Property Rights, free of any lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise).

(b)

Except as set forth on Schedule 4.18(b), no claims are pending or threatened against TV Goods Holding that TV Goods Holding is infringing or otherwise violating the rights of any Person with regard to any TV Goods Holding Intellectual Property Right or that any TV Goods Holding Intellectual Property Right is invalid or unenforceable.  No Person is infringing the rights of TV Goods Holding with respect to any TV Goods Holding Intellectual Property Right nor, to the knowledge of TV Goods Holding, has any Person threatened to do so.

Section 4.19

Absence of Certain Business Practices

Neither TV Goods Holding, nor any directors, officers, agents or employees of TV Goods Holding (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

Section 4.20

Adverse Officer and Director Information

Except as set forth on Schedule 4.20 or the TV Goods Holding Private Placement, during the past five year period neither TV Goods Holding, nor, to its knowledge, any of its executive officers, members of executive management or directors, nor any Person intended upon consummation of the Merger to be nominated by TV Goods Holding to become an officer, member of executive management or director of the Surviving Company or any successor entity or subsidiary, has been the subject of:

(a)

a petition under the federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of TV Goods Holding or such Person, or any partnership in which TV Goods Holding or any such Person was a general partner at or within two years before the time of such filing, or any corporation or business association of which TV Goods Holding or any such Person was an executive officer at or within two years before the time of such filing;

(b)

a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

(c)

any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining TV Goods Holding or any such Person from, or otherwise limiting (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other Person regulated by the United States Commodity Futures Trading Commission or the SEC or an associated Person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated Person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

(d)

any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of TV Goods Holding or any such Person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

(e)

a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(f)

a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 4.21

Material Contracts

Copies of all agreements, letters of intent, arrangements, understandings and commitments, whether written or oral, to which TV Goods Holding and its Subsidiaries is or on the Effective Date will be, a Party, or from which TV Goods Holding will receive substantial benefits and which are material to TV Goods Holding, have been delivered or made available to H&H or its counsel and are listed hereto on Schedule 4.21 (“TV Goods Holding Contracts”).  Any TV Goods Holding Contracts entered into between the date hereof and the Effective Date will be delivered to H&H or its counsel prior to Closing.  The validity and enforceability of, and rights of TV Goods Holding contained in, each such TV Goods Holding Contract shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof.  TV Goods Holding is not, and on the Effective Date will not be, in material default under any TV Goods Holding Contract.

Section 4.22

Full Disclosure

No provision of this Article IV or any Schedule or any document or agreement furnished by TV Goods Holding or the TV Goods Holding stockholders contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.

ARTICLE V.
COVENANTS OF H&H AND TV GOODS HOLDING

Section 5.01

TV Goods Holding Private Placement

The Parties acknowledge that TV Goods Holding is conducting a private placement and the TV Goods Holding Offering Shares shall be included within the Pre-Merger TV Goods Holding Shares. The TV Goods Private Placement will be sold only to Accredited Investors.

Section 5.02

Conduct of Business of H&H, NEWCO, and TV Goods Holding

Except as contemplated by this Agreement or as expressly agreed to in writing by the other party, during the period from the date of this Agreement to the Effective Date, each of H&H, NEWCO, and TV Goods Holding will conduct its operations substantially as presently operated and only in the ordinary course of business, in a normal manner consistent with past practices and will use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the transactions contemplated by this Agreement.

Section 5.03

No Solicitation

All parties to this Agreement agree that, prior to the Effective Date, except as provided below it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action.  For purposes of this Agreement, “Transaction Proposal” shall mean any of the following (other than the transactions between TV Goods Holding, H&H and NEWCO contemplated by this Agreement) (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of any party; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Section 5.04

Confidentiality

(a)

Access to Information.  From the date of this Agreement until the Effective Date, TV Goods Holding will provide H&H and H&H will provide TV Goods Holding, and their respective authorized representatives (including counsel, other consultants, accountants and auditors) full reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of TV Goods Holding, H&H and NEWCO, will permit the other party to make such inspections as it may reasonably require and will cause its officers to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

(b)

Confidential Treatment of Information.  H&H and TV Goods Holding will hold and will cause their representatives to hold in confidence, all documents and information furnished in connection with this Agreement, other than documents or information which (i) are available to the public; (ii) are or become known by H&H or TV Goods Holding from a source other than TV Goods Holding or H&H, as the case may be, other than by a breach of a confidentiality obligation owed to TV Goods Holding or H&H, respectively; or (iii) are required by law to be disclosed.

Section 5.05

Preparation of Rule 14f-1 Information Statement

(a)

As promptly as practicable after the execution of this Agreement, H&H will prepare and file with the SEC and mail to its stockholders a notice that complies with Rule 14f-1 under the Exchange Act (the “Information Statement”).

(b)

H&H shall have obtained and delivered to Company the resignation of all of its officers and directors and shall have taken all necessary action for the appointment of the persons listed on Schedule 1.05 to the positions set forth opposite their names, all effective at and as of the Closing; provided, however, that if the Closing shall occur less than ten (10) days after the later of the date of (i) the filing of the Information Statement with the SEC, notifying stockholders of a change in the majority of H&H’s Board of Directors or (ii) the mailing of the Information Statement to H&H’s stockholders, then at and as of the Closing only Michael Jordan shall remain a director of H&H and Steve Rogai shall be appointed as a new director of H&H and the other persons listed on Schedule 1.05 to serve as directors shall not be appointed to serve on the Board until the expiration of the applicable ten-day period.

(c)

None of the information regarding TV Goods Holding to be supplied by TV Goods Holding for inclusion or incorporation by reference in the Information Statement to be filed by H&H will, in the case of the Information Statement, at the time it is first made available to stockholders of H&H, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made.  If at any time prior to the Effective Date any event with respect to TV Goods Holding shall occur which is required to be described in the Information Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law disseminated to the stockholders of H&H.  The Information Statement will (with respect to TV Goods Holding) comply as to form in all material respects with the provisions of the Exchange Act.

Section 5.06

Return of H&H Stock to Treasury

On or before the later of (i) five (5) business days following the filing of the H&H annual report on Form 10-K for the year ended February 28, 2010 or (ii) April 30, 2010, TV Goods Holding shall deposit $300,000 with Joel Bernstein, Esq. as escrow agent for payment as of the Effective Date to certain H&H shareholders for the return of 3,000,000 shares of H&H common stock to H&H for cancellation. In the event this Agreement is terminated without the closing of the Merger for any reason such funds shall be promptly returned to TV Goods Holding without interest or deduction.

Section 5.07

Tax Treatment

None of H&H, NEWCO or TV Goods Holding shall knowingly take any action that could reasonably be expected to disqualify the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 5.08

Reasonable Efforts; Other Actions

(a)

TV Goods Holding, H&H and NEWCO each shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the taking of any actions required to qualify the Merger treatment as a tax-free reorganization; and (ii) the obtaining of all necessary consents, approvals or waivers under their respective material contracts.

(b)

TV Goods Holding shall take all actions necessary to duly call and hold a meeting of its stockholders or solicit the written consent of its stockholders as soon as reasonably practicable, to approve the Merger.  TV Goods Holding’s Board of Directors shall recommend that the holders of the TV Goods Holding Common Stock vote or consent to approve the Merger, and shall use commercially reasonable efforts to solicit such approval. TV Goods Holding shall provide its stockholders with a written statement in connection the such meeting or consent solicitation which shall include a statement to the effect that the Board of Directors of TV Goods Holding recommends that TV Goods Holding’s stockholders vote to approve the Merger and provide such other information concerning the Merger as may be required under applicable law.   All such information provided by H&H for use in such TV Goods Holding written statement will be materially true, correct and complete and will not contain any untrue statement of a material fact or omit to state any material fact required or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(c)

Each party covenants that after the Closing, it shall, execute, acknowledge and deliver, without further consideration, all such instruments and other documents as may be reasonably requested to consummate or effectuate the transactions contemplated by this Agreement and H&H (the Surviving Company) agrees to undertake such necessary actions, including but not limited to the filing of an information statement or proxy statement with the SEC, to amend its articles of incorporation to increase its authorized common stock.

Section 5.09

Public Announcements

Before issuing any press release or otherwise making any public statement with respect to the Merger, H&H, NEWCO and TV Goods Holding will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law (it being agreed that the parties hereto are entitled to disclose all requisite information concerning the transaction in any filings required with the SEC).

Section 5.10

Notification of Certain Matters

Each of TV Goods Holding and H&H shall give prompt notice to the other party of (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Date, under any contract material to the financial condition, properties, businesses or results of operations of TV Goods Holding or H&H, as the case may be, to which it is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) any material adverse change in their respective financial condition, properties, businesses or results of operations or the occurrence of any event which is reasonably likely to result in any such change; or (iv) the occurrence or existence of any event which would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue; provided, however, that the delivery of notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.  Each party shall use its best efforts to prevent or promptly remedy the same.

Section 5.11

Expenses

Except as otherwise provided herein, H&H and TV Goods Holding shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement, the Information Statement and the transactions contemplated hereby, including all fees and expenses of its representatives, counsel and accountants.   Notwithstanding the previous sentence, TV Goods Holding shall pay up to $20,000 (which amount has been previously paid by TV Goods Holding) for H&H legal and accounting expenses incurred in connection with the Merger.

Section 5.12

State Antitakeover Laws

If any “fair price” or “control share acquisition” statute or other similar antitakeover regulation shall become applicable to the transactions contemplated hereby, H&H and TV Goods Holding and their respective Board of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

Section 5.13

Satisfaction of Conditions

TV Goods Holding agrees to use its best efforts to cause each of the conditions set forth in Article VI to H&H and NEWCO proceeding with the Closing to be satisfied on or before the Closing Date.  H&H and NEWCO agree to use their respective best efforts to cause each of the conditions set forth in Article VII to TV Goods Holding proceeding with the Closing to be satisfied on or before the Closing Date.

ARTICLE VI.
CONDITIONS TO THE OBLIGATIONS OF NEWCO AND H&H

The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in a writing signed by NEWCO and H&H:

Section 6.01

TV Goods Holding Financial Statements and Other Schedules

TV Goods Holding shall deliver the TV Goods Holding Financial Statements and other Schedules on or prior to the Closing Date.

Section 6.02

Representations Accurate

The representations and warranties of TV Goods Holding contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date in all respects as though such representations and warranties were made at and on such date, except those representations and warranties that speak as of a specific date.

Section 6.03

Performance

TV Goods Holding shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

Section 6.04

Officer's Certificate

H&H and NEWCO shall have received a duly executed certificate signed by the President or Chairman of TV Goods Holding certifying as to (i) compliance with the conditions set forth in Sections 6.02 and 6.03; (ii) the accuracy and completeness of the Bylaws of TV Goods Holding and the director and stockholder resolutions of TV Goods Holding approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of TV Goods Holding.

Section 6.05

Certified Articles of Incorporation

H&H and NEWCO shall have received a certificate of the Secretary of State of the State of Florida certifying the Articles of Incorporation of TV Goods Holding and all amendments thereof, dated not more than 10 days prior to the Closing Date.

Section 6.06

Good Standing

H&H shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the State of incorporation of TV Goods Holding.

Section 6.07

Material Adverse Change

There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of TV Goods Holding.

Section 6.08

Certificate of Merger

TV Goods Holding shall have delivered to H&H the Certificate of Merger as executed by duly authorized officers of TV Goods Holding.

Section 6.09

Injunction Illegality

No preliminary or permanent injunction, or other order decreed by any federal or state court, which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, order or decree lifted).  No governmental authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the merger illegal.

Section 6.10

Compliance with Securities Laws

The issuance of the H&H Common Stock to the stockholders of TV Goods Holding shall qualify as a private placement under Rule 506 of Regulation D of the Securities Act and shall be exempt from registration under the federal securities laws in all states and other securities laws.

Section 6.11

Voting Agreements

A majority of the beneficial holders of the voting capital stock of TV Goods Holding as set forth on Schedule 6.12 shall have each executed and delivered a proxy and voting agreement, agreeing to vote in favor of the transactions contemplated hereby.

Section 6.12

Consents

H&H shall have received copies of consents of stockholders and all third parties necessary for TV Goods Holding to execute, deliver and perform this Agreement and consummate the Merger.

Section 6.13

General

All required action hereunder shall have been taken by TV Goods Holding in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions and other documents required to affect the Merger and the transactions contemplated herein shall be reasonably satisfactory in form and substance to H&H.

ARTICLE VII.
CONDITIONS TO THE OBLIGATIONS OF TV GOODS HOLDING

The obligations of TV Goods Holding to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by TV Goods Holding:

Section 7.01

Satisfaction of Indebtedness, Liabilities and Obligations

(a)

H&H shall not have any outstanding liabilities or indebtedness in excess of $5,000 as of the  Closing Date

Section 7.02

Form 10-K Annual Report

H&H shall file its annual report on Form 10-K for the year ended February 28, 2010.

Section 7.03

Representations Accurate

The representations and warranties of H&H and NEWCO contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date in all respects as though such representations and warranties were made at and on such date, except those representations and warranties that speak as of a specific date.

Section 7.04

Performance

H&H and NEWCO shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by them on or prior to the Closing Date.

Section 7.05

Compliance Certificate

TV Goods Holding shall have received a certificate signed by the President or Chairman of each of H&H and NEWCO certifying as to (i) compliance with the conditions set forth in Sections 7.01, 7.02, 7.03 and 7.04; (ii) the accuracy and completeness of the Bylaws of NEWCO and, as applicable, the director and stockholder resolutions of H&H and NEWCO approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of H&H and NEWCO.

Section 7.06

Certified Articles of Incorporation

TV Goods Holding shall have received certificates of the Secretary of State of Florida certifying the Articles of Incorporation of H&H and the Articles of Incorporation of NEWCO and all amendments thereof, dated not more than 10 days prior to the Closing Date.

Section 7.07

Good Standing

TV Goods Holding shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the state of incorporation of H&H and NEWCO and each other state in which H&H and NEWCO are qualified to do business.

Section 7.08

Material Adverse Change

There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of H&H or NEWCO.

Section 7.09

Legal Action

There shall be no pending or threatened legal action or inquiry which challenges the validity or legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the Merger.

Section 7.10

Certificate of Merger

NEWCO shall have delivered to TV Goods Holding the Certificate of Merger, executed by duly authorized officers of NEWCO.

Section 7.11

Injunction Illegality

No preliminary or permanent injunction, or other order decreed by any federal or state court, which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, order or decree lifted).  No governmental authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the merger illegal.

Section 7.12

Consents

TV Goods Holding shall have received copies of consents of all third parties necessary for H&H to execute, deliver and perform this Agreement and consummate the Merger.

Section 7.13

General

All required action hereunder shall have been taken by H&H in connection with the consummation of the transactions contemplated hereby, and all certificates and other documents required to affect the Merger and the transactions contemplated herein shall be reasonably satisfactory in form and substance to TV Goods Holding.

Section 7.14

Compliance with Securities Laws

There shall have been full compliance with the applicable securities or “blue sky” laws and regulations of any state or other governmental body having jurisdiction over the Merger.

ARTICLE VIII.
TERMINATION OF AGREEMENT

Section 8.01

Termination

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of TV Goods Holding and H&H:

(a)

By mutual agreement of the parties hereto at any time prior to the Closing;

(b)

By the Board of Directors of H&H at any time prior to the Closing, if:

(i)

a condition to performance by H&H under this Agreement or a covenant of TV Goods Holding contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

(ii)

a material default or breach of this Agreement shall be made by TV Goods Holding; or

(iii)

the deposit of funds set forth in Section 5.06 was not made.

(c)

By TV Goods Holding at any time prior to the Closing, if:

(i)

a condition to TV Goods Holding's performance under this Agreement or a covenant of H&H contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

(ii)

a material default or breach of this Agreement shall be made by H&H; or

(iii)

H&H fails to file its periodic reports with the SEC on a timely basis.

(d)

By either party if the Merger shall not have been consummated on or prior to the earlier (i) of five (5) business days following the closing of the TV Goods Holding Private Placement or (ii) May 31, 2010 unless the date of closing is extended by agreement of the parties, provided, however, that a party in breach in any material respect of its obligations under this Agreement, which breach shall have been the proximate cause of the failure to consummate the Merger by such date may not terminate this Agreement under this Section 8.01(d).

Section 8.02

Procedure for Termination

In the event of termination and abandonment of the Merger by H&H or TV Goods Holding pursuant to this Article VIII, written notice shall be given to the other party.

Section 8.03

Effect of Termination

In the event of termination of this Agreement pursuant to this Section 8, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 8 and in Sections 5.04, 5.09 and 5.11;  provided however, that in the case of a termination pursuant to a willful and material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement but not greater than $20,000, and no party to this Agreement shall be entitled to any injunctive relief.

ARTICLE IX.
MISCELLANEOUS

Section 9.01

Notices

All notices, requests, and other communications shall be deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier addressed to the other party at the address as set forth below:

If to H&H or NEWCO:

H&H Imports, Inc.

_____________________

_____________________

Attn:  ________________

Email: ________________

With a copy to:

______________________

______________________

______________________

If to TV Goods Holding:

TV Goods Holding Corporation

14044 Icot Boulevard

Clearwater, FL  33760

Attn:  Steve Rogai

Email: steve.rogai@investorsbc.com

With a copy to:

Quintairos, Prieto, Wood & Boyer, P.A.

One East Broward Boulevard, Suite 1400

Fort Lauderdale, FL  33301

Attn:  Brian A. Pearlman, Esq.

Email: bpearlman@qpwblaw.com

Section 9.02

Binding Effect

Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties.  Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

Section 9.03

Headings

The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

Section 9.04

Exhibits and Schedules

The exhibits and schedules referred to in this Agreement will be deemed to be a part of this Agreement.

Section 9.05

Counterparts

This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

Section 9.06

Governing Law

This Agreement will be governed by the laws of the State of Florida without regard to conflict of laws principles thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

To the fullest extent permitted by law, and as separately bargained-for consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement.

Section 9.07

Waivers

Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance.  No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

Section 9.08

Pronouns

The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

Section 9.09

Joint Drafting

This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

Section 9.10

Time Periods

Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

Section 9.11

Modification

No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

Section 9.12

Severability

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.  To the extent permitted by applicable law, each party waives any provision of law, which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 9.13

Entire Agreement

This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof.  All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first written.

H&H IMPORTS, INC.
a Florida corporation

By:	/s/ Francis Rebello
Name:	Francis Rebello
Its:	President

TV GOODS ACQUISITION, INC.
a Florida corporation

By:	/s/ Francis Rebello
Name:	Francis Rebello
Its:	President

TV Goods Holding Corporation
a Florida corporation

By:	/s/ Steven Rogai
Name:	Steven Rogai
Its:	President